Exhibit 99.1

Sutro Biopharma Reports First Quarter 2019 Financial Results

and Recent Business Highlights and Developments

STRO-001 Ongoing Phase 1 Trial in Myeloma and Lymphoma with Initial Safety Data to be presented at the European Hematology Association (“EHA”) Congress,  June 15, 2019

STRO-002 Phase 1 Clinical Trial Underway in Ovarian and Endometrial Cancers

SOUTH SAN FRANCISCO, Calif., May 15, 2019 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation oncology therapeutics, today reported its financial results for the quarter ended March 31, 2019.

“During the first quarter of 2019, we initiated a Phase 1 clinical trial for our second wholly-owned product candidate, STRO-002, for the treatment of ovarian and endometrial cancers. We will present initial safety data for STRO-001, for the treatment of multiple myeloma and non-Hodgkin lymphoma on June 15, 2019 at the EHA Congress,” said Bill Newell, Sutro’s Chief Executive Officer. “Further, the investigational new drug (“IND”) clearance received by our partner Celgene for our BCMA ADC represents another significant moment for antibody drug conjugates (“ADCs”) as important therapeutic modalities in fighting cancer.

Recent Business Highlights and Developments

STRO-001 Clinical Program

•	Potential first-in-class and best-in-class ADC directed against CD74, which is highly expressed in many B cell malignancies
•

Phase 1 dose-escalation, with dose expansion, clinical trial enrolling patients with multiple myeloma and non-Hodgkin lymphoma, with initial safety data to be presented at the European Hematology Association Congress on June 15, 2019 and initial efficacy data expected by year end 2019

•	STRO-001 granted Orphan Drug Designation by the U.S. Food and Drug Administration (FDA) for the treatment of multiple myeloma

STRO-002 Clinical Program

•	Potential best-in-class ADC directed against folate receptor-alpha, which is highly expressed in ovarian cancer

Phase 1 dose-escalation, with dose expansion, clinical trial enrolling women with advanced ovarian and endometrial cancers, with initial safety data expected by year end 2019

BCMA ADC Clinical Program and Celgene Collaboration

•	Third product candidate to originate from Sutro’s proprietary discovery and manufacturing platform to enter clinical development since early 2018
•	Existing pipeline bolstered with three bispecific assets from Sutro’s collaboration with Celgene, for which Sutro holds U.S. rights, targeting BCMA-CD3, PD1-LAG3 and PD1-TIM3.
•

Celgene receives FDA clearance on its IND application for an ADC targeting B-cell maturation antigen (“BCMA”) for the treatment of multiple myeloma, for which product candidate Celgene has worldwide development and commercialization rights. Sutro is entitled to development and regulatory milestone payments and tiered royalties from Celgene for this BCMA ADC.

•	Under the Celgene collaboration, U.S. clinical development and commercialization rights to three collaboration programs (BCMA-CD3, PD1-LAG3 and PD1-TIM3) are now fully owned by Sutro as Celgene elected not to pay the option fee to continue to have rights for these programs following IND clearance of the first collaboration program. For any products resulting from these three programs, Celgene will own ex-U.S. development and commercialization rights and will be obligated to pay Sutro development and regulatory milestone payments and tiered royalties.

Quarter 2019 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of March 31, 2019, Sutro had cash, cash equivalents and marketable securities of $184.3 million.

Revenue

Revenue was $8.6 million for the quarter ended March 31, 2019, which included collaboration revenue from Celgene, Merck and EMD Serono. On January 1, 2019, Sutro adopted Accounting Standards Update No. 2014-09 Revenue from Contracts with Customers (Accounting Standards Codification Topic 606). For more information on the impact of the adoption of the new revenue standard, see “Notes to Unaudited Interim Condensed Financial Statements” contained in Part I, Item 1 of Sutro’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2019. Future collaboration revenue from Celgene, Merck and EMD Serono, and from any future collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2019, were $22.9 million compared with $17.5 million for the same period in 2018, including non-cash stock-based compensation of $2.3 million and $0.3 million, and depreciation and amortization expense of $1.1 million and $1.2 million, in the 2019 and 2018 quarters, respectively.  Total operating expenses for the 2019 quarter were comprised of research and development expenses of $15.2 million and general and administrative expenses of $7.7 million, with both expense types expected to increase in 2019 as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company following its IPO that closed on October 1, 2018.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis and site-specific conjugation platform, XpressCF+™, led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed ADCs. STRO-001 is a CD74 ADC currently being investigated in a Phase I study of patients with advanced B-cell malignancies, including multiple myeloma and non-Hodgkin lymphoma. STRO-001 was granted Orphan Drug Designation by the FDA for multiple myeloma in October 2018.  STRO-002 is an anti-folate receptor alpha (FoIRα) ADC, currently being investigated in a Phase I study of patients with ovarian and endometrial cancers. This is the second product candidate to be evaluated in clinical trials resulting from Sutro’s XpressCF™ technology platform. A third program, BCMA ADC which is part of our Celgene collaboration, recently received FDA clearance for its IND. Sutro’s proprietary technology was responsible for the discovery and manufacturing of the BCMA ADC, for which Celgene has worldwide development and commercialization rights. Sutro is entitled to development and regulatory milestone payments and tiered royalties from Celgene for this BCMA ADC.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need.

To date, Sutro has designed cytokine-based immuno-oncology therapies, antibody-drug conjugates, vaccines and bispecific antibodies primarily directed at clinically-validated targets for which the current standard of care is suboptimal.

Sutro’s platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates.

In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotech companies to discover and develop novel, next-generation therapeutics. As the pace of clinical development accelerates, Sutro and its partners are developing therapeutics designed to more efficiently kill tumors without harming healthy cells.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, potential benefits of the company’s product candidates and platform and anticipated financial trends. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the company's ability to fund development activities and achieve development goals, the company's ability to protect intellectual property, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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Investor Contacts

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Media Contacts

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Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenues	$8,629	$5,793
Operating expenses
Research and development	15,180	13,082
General and administrative	7,715	4,414
Total operating expenses	22,895	17,496
Loss from operations	(14,266)	(11,703)
Interest income	1,176	40
Interest and other expense, net	(1,160)	(383)
Net loss	$(14,250)	$(12,046)
Net loss per share, attributable to common stockholders, basic and diluted	$(0.62)	$(25.75)
Weighted-average shares used in computing net loss per share attributable to common stockholders	22,865,075	467,719

Sutro Biopharma, Inc.

Selected Balance Sheet Financial Data

(Unaudited)

(In thousands)

	March 31,	December 31,
	2019 (1)	2018 (2)
Assets
Cash, cash equivalents and marketable securities	$184,316	$204,492
Accounts receivable, net	3,338	2,489
Property and equipment, net	9,926	10,934
Other assets	4,878	5,224
Total assets	$202,458	$223,139
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other liabilities	$6,930	$10,703
Deferred revenue	50,544	66,173
Debt	14,266	14,724
Total liabilities	71,740	91,600
Total stockholders’ equity	130,718	131,539
Total liabilities and stockholders’ equity	$202,458	$223,139

(1)

The condensed balance sheet as of March 31, 2019 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 15, 2019.

(2)

The condensed balance sheet as of December 31, 2018 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 29, 2019.